EXHIBIT 10.3

CONFIDENTIAL INFORMATION (IDENTIFIED BY **) HAS BEEN OMITTED BASED
UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF
THE SECURITIES EXCHANGE ACT OF 1934 AND HAS BEEN SEPARATELY FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION

February 28, 2009

Larry Smith
Koch Foods, Inc.
9401 W. Thunderbird Road, Suite 186
Peoria, AZ 85381

Dear Larry:

As discussed and agreed, Koch Foods, Inc. will supply to the El Pollo Loco system the following chicken products:

** pounds annually of whole birds, EPL Specification **.  Pricing will be ** per pound FOB; ** per pound delivered into MBM, Rancho Cucamonga, CA.

** pounds annually of saddle cut chicken, EPL Specification **.  Pricing will be ** per pound FOB; ** per pound delivered to MBM, Rancho Cucamonga, CA.

Up to ** pounds annually of fresh pre-marinated thigh meat, EPL Specification **.  Pricing will be ** per pound FOB; ** per pound delivered into MBM, Rancho Cucamonga, CA.

Frozen pre-marinated thigh meat, EPL Specification **.  ** per pound FOB, ** per pound delivered MBM, Rancho Cucamonga and MBM, Pleasanton.

As part of this Purchase Agreement, Supplier warrants that the prices for the items identified herein are not higher than those currently extended to any other customer for the same or like items in equal or less quantities. If Supplier reduces its price for such items to any other customer during the term of this Purchase Agreement, Supplier agrees to correspondingly reduce the price quoted herein.

El Pollo Loco’s decision to enter into this Purchase Agreement is independent of any support your firm may or may not choose to provide to the El Pollo Loco system.

This Purchase Agreement is subject to and incorporates the General Terms and Conditions of Supply (“T/C”) executed by the parties hereto and currently on file with El Pollo Loco, Inc. The Purchase Agreement and the T/C collectively constitute the entire agreement between the parties and supersede all prior or contemporaneous oral or written agreements.

Terms:  Net 7 Days.
Pricing contract period 03/01/09 through 2/28/10

Please sign and return both copies of this letter.  After I have received the signed copy, I will sign and return a copy for your files.  Signing this letter acknowledges acceptance of the terms and conditions as presented above.

Larry, thank you for your help and support on this matter and please contact me with any questions.

/S/ LARRY P. SMITH	/S/ GARY CAMPANARO
Larry P. Smith	Gary Campanaro
Koch Foods, Inc.	El Pollo Loco, Inc.

cc:  Jennifer Benus, Yvette Johnson/MBM